As filed with the Securities and Exchange Commission on August 10, 2021

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________

SERVISFIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0734029
(State or other jurisdiction of	(I.R.S. Employee
incorporation or organization)	Identification Number)

2500 Woodcrest Place, Birmingham, Alabama 35209
(205) 949-0302

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________________

Thomas A. Broughton, III
Chairman, President and Chief Executive Officer
ServisFirst Bancshares, Inc.
2500 Woodcrest Place

Birmingham, Alabama 35209
(205) 949-0302

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Laura P. Washburn

Charles A. Roberts, Jr.
Bradley Arant Boult Cummings LLP
1819 Fifth Avenue North
Birmingham, Alabama 35203
(205) 521-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as the Registrant may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of each class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Unit(1)	Offering Price(1)	Registration Fee(2)

Primary Offering:
Common Stock, par value $0.001 per share	-	-	-	-
Preferred Stock, par value $0.001 per share	-	-	-	-
Depositary Shares(3)	-	-	-	-
Warrants	-	-	-	-
Purchase Contracts of ServisFirst Bancshares, Inc.	-	-	-	-
Debt Securities	-	-	-	-
Units(4)	-	-	-	-
Total	-	-	-	-

(1)	This registration covers an indeterminate number of securities of each identified class of the Registrant as may be from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under the registration statement. In addition, the securities may be sold in either primary or secondary offerings.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fee subject to the conditions set forth in such rules.
(3)	Such indeterminate number of Depositary Shares to be evidenced by depositary receipts issued pursuant to a deposit agreement.
(4)	Any securities registered hereunder may be sold as units with other securities registered hereunder, each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS

ServisFirst Bancshares, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts for Securities

Debt Securities

Units

The securities listed above may be offered and sold, from time to time, by ServisFirst Bancshares, Inc., a Delaware corporation (which may be referred to as “we” or “us” or “our” or “Company” or “ServisFirst”), and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. We will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales or securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SFBS.” Our principal executive offices are located at 2500 Woodcrest Place, Birmingham, Alabama 35209, and our telephone number is (205) 949-0302.

Investing in our securities involves risks. You should refer to the section titled “Risk Factors” beginning on page 1 of this prospectus, the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may also include specific additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully read this prospectus together with the documents we incorporate by reference and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell any securities other than the securities offered hereby and is not an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation, the deposit insurance fund or any other governmental agency.

Prospectus dated August 10, 2021.

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference into this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

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ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration process, we or one or more selling security holders to be identified in the future may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The following securities may be offered from time to time:

•	common stock;
•	preferred stock;
•	depositary shares;
•	warrants;
•	purchase contracts for securities;
•	debt securities; or
•	units.

Each time we or any selling security holder offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Where appropriate, the applicable prospectus supplement will describe U.S. federal income tax consequences relevant to the securities offered. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement, as it will control. You should carefully read both this prospectus and the applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “ServisFirst” and the “Company” refer to ServisFirst Bancshares, Inc., a Delaware corporation, and its consolidated subsidiaries, including ServisFirst Bank, which we sometimes refer to as “ServisFirst Bank” or our, or the, “bank.” In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts for securities and unit purchase agreements we may offer, collectively, as “offered securities.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement. No one is authorized to provide you with different information, and, if anyone provides you with different information, you should not rely on it. The Company may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Company is only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

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The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an automatic registration statement on Form S-3 under the Securities Act for the offered securities. This prospectus, which is part of that registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the offered securities. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.servisfirstbank.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference herein unless such information is otherwise specifically referenced elsewhere in this prospectus or the applicable prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)(other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to be “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by any applicable prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement filed on March 10, 2021);
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021;
•	Our Current Reports on Form 8-K filed with the SEC on March 1, 2021, March 16, 2021, April 20, 2021, June 9, 2021 and June 21, 2021; and
•	The description of our common stock contained in the our Registration Statement on Form 8-A (File No. 001-36452) filed with the Commission on June 15, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

ServisFirst Bancshares, Inc.

2500 Woodcrest Place

Birmingham, Alabama 35209

Attention: Chief Financial Officer

Telephone: (205) 949-0302

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” reflect our current views with respect to, among other things, future events and our financial performance. The words “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements. These statements should be considered subject to various risks and uncertainties, and are made based upon management’s belief as well as assumptions made by, and information currently available to, management pursuant to “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such risks include, without limitation:

•	the risk factors discussed and identified in our public filings with the SEC, which we incorporate by reference in this prospectus;
•	the global health and economic crisis precipitated by the COVID-19 outbreak;
•	the effects of the COVID-19 pandemic on busines practices including, without limitation, work from home and similar initiatives that may result in changes in the usage of commercial real estate;
•	the effects of adverse changes in the economy or business conditions, either nationally or in our market areas;
•	credit risks, including the deterioration of the credit quality of our loan portfolio, increased default rates and loan losses or adverse changes in our portfolio or in specific industry concentrations of our loan portfolio;
•	the effects of governmental monetary and fiscal policies and legislative, regulatory and accounting changes applicable to banks and other financial service providers, including the impact on us and our customers of the Tax Cuts and Jobs Act;
•	the economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak, including but not limited to the restaurant, hospitality, travel and retail sectors;
•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	the effects of hazardous weather in our markets;
•	the effects of competition from other financial institutions and financial service providers;
•	our ability to keep pace with technology changes, including with respect to cyber-security and preventing breaches of our and third-party security systems involving our customers and other sensitive and confidential data;
•	our ability to attract new or retain existing deposits, or to initiate new or retain current loans;
•	the effect of any merger, acquisition or other transaction to which we or any of our subsidiaries may from time to time be a party, including our ability to successfully integrate any business that we acquire;
•	the effect of changes in interest rates on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;
•	the effects of terrorism and efforts to combat it;
•	the effects of force majeure events, including war, national disasters, pandemics or other widespread disease outbreaks and other national or international crises;
•	an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our customers;
•	the results of regulatory examinations;
•	the effect of inaccuracies in our assumptions underlying the establishment of our loan loss reserves;
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•	the increased regulatory and compliance burdens associated with our bank exceeding $10 billion in assets;
•	deterioration of our asset quality;
•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; and
•	any matter that would cause us to conclude that there was impairment of any asset, including intangible assets.

A more detailed description of these and other risks is contained in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020. Many of such factors are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

ABOUT SERVISFIRST BANCSHARES, INC.

We are a bank holding company within the meaning of the Bank Holding Company Act of 1956 and are headquartered in Birmingham, Alabama. Through our bank, we operate 23 full-service banking offices located in Alabama, Tampa Bay, Florida, the panhandle of Florida, the greater Atlanta, Georgia metropolitan area, Charleston, South Carolina and Nashville, Tennessee. Through our bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

We operate our bank using a simple business model based on organic loan and deposit growth, generated through high quality customer service, delivered by a team of experienced bankers focused on developing and maintaining long-term banking relationships with our target customers. We utilize a uniform, centralized back office risk and credit platform to support a decentralized decision-making process executed locally by our regional chief executive officers. This decentralized decision-making process allows individual lending officers varying levels of lending authority, based on the experience of the individual officer. When the total amount of loans to a borrower exceeds an officer’s lending authority, further approval must be obtained by the applicable regional chief executive officer and/or our senior management team. Rather than relying on a more typical traditional, retail bank strategy of operating a broad base of multiple brick and mortar branch locations in each market, our strategy focuses on operating a limited and efficient branch network with sizable aggregate balances of total loans and deposits housed in each branch office. We believe that this approach more appropriately addresses our customers’ banking needs and reflects a best-of-class delivery strategy for commercial banking services.

Our principal business is to accept deposits from the public and to make loans and other investments. Our principal sources of funds for loans and investments are demand, time, savings and other deposits and the amortization and prepayment of loans and borrowings. Our principal sources of income are interest and fees collected on loans, interest and dividends collected on other investments, and service charges. Our principal expenses are interest paid on savings and other deposits, interest paid on our other borrowings, employee compensation, office expenses and other overhead expenses.

As of June 30, 2021, we had, on a consolidated basis, total assets of approximately $13.21 billion, total deposits of approximately $11.0 billion and total stockholders equity of approximately $1.07 billion.

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As a bank holding company, we are subject to regulation by the Federal Reserve. We are required to file reports with the Federal Reserve and are subject to regular examinations by that agency.

Our common stock is traded on the New York Stock Exchange under the symbol “SFBS.” Our principal executive office is located at 2500 Woodcrest Place, Birmingham, Alabama 35209, and our telephone number is (205) 949-0302. Our website address is www.servisfirstbank.com. The information contained on our website is not a part of, or incorporated by reference into, this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, which may include acquisitions, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities, or we may hold the net proceeds in deposit accounts in our subsidiary bank. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

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SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell shares of our common stock, par value $0.001 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of preferred stock in one or more series. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a particular series of preferred stock. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares of preferred stock offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Warrants

We may sell warrants to purchase shares of our preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our preferred stock, depositary shares or common stock.

Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms of relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

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Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or offices with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;
•	through agents;
•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;
•	directly to one or more purchasers; or
•	through a combination of any of these methods.

In addition, we, or any selling securityholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short position. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We and any selling securityholder may selling the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

EXPERTS

The consolidated financial statements of ServisFirst Bancshares, Inc. as of December 31, 2019 and 2020 and for each of the three years in the period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their reports, appearing in ServisFirst Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP, Birmingham, Alabama. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by ServisFirst in connection with the registration of the securities being registered under this Registration Statement:

Registration Fee	$	*
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Stock Exchange Fees	$	**
FINRA Filing Fees	$	**
Blue Sky Fees	$	**
Expenses	$	**
Printing Fees	$	**
Rating Agency Fees	$	**
Miscellaneous	$	**

Total	$	**

*	Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. Such fee is deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	These fees and expenses are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered, as well as the number of offerings.

Item 15.	Indemnification of Directors and Officers.

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The registrant’s bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant’s certificate of incorporation, as amended, contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The above is a general summary of certain indemnity provisions of the Delaware General Corporation Law and is subject, in all cases, to the specific and detailed provisions of the sections referenced herein.

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The registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 16.	Exhibits.

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index below.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for common stock *
1.2	Form of Underwriting Agreement for preferred stock*
1.3	Form of Underwriting Agreement for debt securities*
1.4	Form of Underwriting Agreement for Depositary Shares*
1.5	Form of Underwriting Agreement for Warrants*
1.6	Form of Underwriting Agreement for Purchase Contracts*
1.7	Form of Underwriting Agreement for Units*
3.1	Restated Certificate of Incorporation of ServisFirst Bancshares, Inc., as amended, which was filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed June 24, 2016.
3.2	Bylaws of ServisFirst Bancshares, Inc., as amended (Restated for SEC filing purposes only), which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2014.
3.3	Certificate of Elimination of the Senior-Non Cumulative Perpetual Preferred Stock, Series A, which was filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K/A filed on June 28, 2016.
4.1	Form of certificate of designation with respect to any preferred stock issued hereunder*
4.2	Form of Common Stock Certificate, which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10 filed on March 28, 2008.
4.3	Revised Form of Common Stock Certificate, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 15, 2008.
4.4	Specimen of Preferred Stock Certificate*
4.5	Form of Indenture for Senior Debt Securities*
4.6	Form of Indenture for Subordinated Debt Securities*
4.7	Form of Unit Agreement*
4.8	Form of Warrant Agreement, including form of Warrant Certificate*
4.9	Form of Purchase Contract Agreement*
4.10	Form of Depositary Agreement, including form of Depositary Receipt*
5.1	Opinion of Bradley Arant Boult Cummings LLP
8.1	Opinion as to certain tax matters (including the consent of such counsel)*
23.1	Consent of Dixon Hughes Goodman LLP
23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Registration Statement)
25.1	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1**

*	To be filed subsequently by an amendment to the Registration Statement or as an exhibit to a document to be incorporated by reference herein in connection with an offering.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17.	Undertakings.

Item 512(a) of Regulation S- K. The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or seller such securities to such purchaser:

(A)       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)       any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)       the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)       any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 512(j) of Regulation S-K. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on August 10, 2021.

SERVISFIRST BANCSHARES, INC.

By. /s/ Thomas A. Broughton III
Thomas A. Broughton III
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below constitutes and appoints Thomas A. Broughton III and William M. Foshee, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Broughton III	Chief Executive Officer,	August 10, 2021
Thomas A. Broughton III	President and Chairman of the Board
(Principal Executive Officer)

/s/ William M. Foshee
William M. Foshee	Executive Vice President, Secretary, Chief	August 10, 2021
Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Irma L. Tuder	Director	August 10, 2021
Irma L. Tuder

/s/ J. Richard Cashio	Director	August 10, 2021
J. Richard Cashio

/s/ James J. Filler	Director	August 10, 2021
James J. Filler

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/s/ Michael D. Fuller	Director	August 10, 2021
Michael D. Fuller

/s/ Hatton C.V. Smith	Director	August 10, 2021
Hatton C.V. Smith

/s/ Christopher J. Mettler	Director	August 10, 2021
Christopher J. Mettler

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